UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2020

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Telenet BV (the “Company”) as original borrower, and the Company, Telenet International Finance S.à r.l., Telenet Financing USD LLC and Telenet Group BV, as guarantors (each an “Original Guarantor” and together the “Original Guarantors”), The Bank of Nova Scotia as facility agent (the “Facility Agent”) and KBC Bank NV as security agent (the “Security Agent”), among others, are parties to a Credit Agreement, originally dated August 1, 2007, as amended from time to time, and most recently amended and restated on November 16, 2018 (the “Credit Agreement”). Each Original Guarantor is a direct or an indirect wholly-owned subsidiary of Telenet Group Holding NV and Telenet Group Holding NV is an indirect majority-owned subsidiary of Liberty Global plc.

Capitalized terms used below shall have the meanings given to them in the Amended and Restated Credit Agreement (as defined below).

On April 6, 2020, the Company, the Original Guarantors, the Facility Agent and the Security Agent, among others, entered into a supplemental agreement (the “Supplemental Agreement”) to amend and restate the Credit Agreement (the Credit Agreement, as amended and restated by the Supplemental Agreement, the “Amended and Restated Credit Agreement”) to, among other things:

•
establish a new revolving facility with Commitments equal to €510.0 million ($551.4 million at the April 6, 2020 exchange rate), a margin of 2.25% per annum and a final maturity date of May 31, 2026, and any proceeds of which will be used for general corporate purposes of the Group;

•	allow the Facility Agent and the Company to agree on a new benchmark rate for the calculation of interest to replace LIBOR or EURIBOR;

•
amend the lender transfer and assignment provisions to, among other things, (i) limit the ability of lenders to make transfers without consent during an Event of Default which is continuing to those which are insolvency or non-payment related and (ii) block lenders from making transfers to defaulting lenders without the consent of the Company;

•	include a set of agreed security principles which, among other things, limit the granting of security and guarantees in certain circumstances;

•
provide that Brexit or other withdrawal events, Permitted Transactions and breaches of hedging and ancillary facility agreements alone do not constitute a breach of representations or undertakings or result in a Default/Event of Default;

•	update regulatory related provisions relating to contractual recognition of bail in legislation and QFC Credit Support;

•	include carve outs for amounts attributable to BEPS Action 6 and Brexit in the increased costs provision;

•
enable the Facility Agent to waive the requirement for an acceding obligor to provide agreed form security documents prior to becoming an acceding obligor provided that an undertaking to satisfy such requirement within 60 days of the relevant accession is provided;

•	enable waivers of issuance and releases of guarantees and security interests provided that 75% of lenders consent to any such waiver or release;

•
amend the disenfranchisement of lenders provision such that participations in drawn loans (in addition to available commitments) of defaulting lenders are deemed to be zero when ascertaining whether lenders have consented to a waiver or amendment;

•	increase flexibility in connection with Permitted Security Interests, Permitted Transactions and loans permitted by the Credit Agreement;

•	facilitate the release of security in respect of releases permitted by certain internal reorganisations; and

•
amend the calculation of the 80% Security Test such that members of the Group which are not required or are unable to become guarantors and grant security as a result of the agreed security principles are disregarded from the numerator and denominator.

All loans and commitments outstanding under the Credit Agreement continue to be outstanding under the Amended and Restated Credit Agreement.

The Supplemental Agreement and the Amended and Restated Credit Agreement are attached hereto as Exhibit 4.1 and are incorporated herein by reference. The foregoing description of the Amended and Restated Credit Agreement is not complete and is subject to and qualified in its entirety by reference to the full text thereof set forth in Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Name

4.1
Supplemental Agreement dated April 6, 2020 between, among others, Telenet BV as company, The Bank of Nova Scotia as facility agent and KBC Bank NV as security agent and attached as a schedule thereto, a copy of the Amended and Restated Credit Agreement dated April 6, 2020, between, among others, Telenet BV as original borrower and The Bank of Nova Scotia as facility agent and KBC Bank NV as security agent.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 10, 2020